                                                                      EX-99.d.21

                             SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 1st day of July, 2008 by and between Mercer Global
Investments,  Inc., a Delaware  corporation (the  "Advisor"),  and Goldman Sachs
Asset Management, L.P. (the "Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant to an Investment Advisory Agreement,  dated July 1, 2005 (the "Advisory
Agreement"), with MGI Funds (the "Trust"), a Delaware statutory trust registered with the U.S.  Securities  and  Exchange  Commission  (the "SEC") as an open-end management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "1940 Act"),  which consists of several  separate  series of shares
(each a "Series"),  each having its own investment objectives and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision  and direction of the Trust's Board of Trustees  (the  "Board"),  to
delegate certain of its duties under the Advisory  Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor  (the  "Sub-Advisor  Assets"),  and the Sub-Advisor is
willing to render such  services,  subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees of the Trust,  and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such appointment.  In such capacity,  the  Sub-Advisor  shall be responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with  respect  to  other  fiduciary  accounts  for  which  the  Sub-Advisor  has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     In the event that the Trust  establishes one or more series of shares other than the MGI US Small/Mid  Cap Growth  Equity Fund with respect to which Advisor desires to retain Sub-Advisor to render investment  advisory services hereunder,
Advisor shall so notify  Sub-Advisor in writing,  indicating the advisory fee to be payable with respect to the  additional  series of shares.  If Sub-Advisor is willing to render such  services on the terms  provided for herein,  it shall so notify  Advisor in writing,  whereupon such series shall become a Fund hereunder and such notification by Sub-Advisor shall become a schedule to this Agreement.

     2. Duties of the Sub-Advisor.

          (a)  Investments.  The Sub-Advisor is hereby  authorized and directed, and hereby agrees,  subject to the stated investment  objectives,  policies and  restrictions  of each Fund as set forth in such Fund's  prospectus and statement of additional  information  as currently in effect and as amended from time to time  (collectively  referred to as the  "Prospectus")  and as provided to the Sub-Advisor by the Advisor and subject to the directions of the Advisor and the Trust's Board of Trustees,  to purchase,  hold and sell investments for the Sub-Advisor  Assets and to monitor such  investments on an ongoing basis. In providing these services, the Sub-Advisor will conduct an ongoing program of investment,  evaluation and, if appropriate, sale and reinvestment of the Sub-Advisor  Assets.  The Advisor agrees to provide the
     Sub-Advisor  information  concerning  (i) a  Fund;  (ii)  a  Fund's  assets available or to become  available for investment;  and (iii) the conditions of a Fund's or the Trust's affairs as relevant to the Sub-Advisor.

          (b) Compliance with  Applicable  Laws,  Governing  Documents and Trust
     Compliance  Procedures.  In the  performance of its duties and  obligations under this Agreement,  the Sub-Advisor  shall,  with respect to Sub-Advisor
     Assets,  (i) use  reasonable  efforts to act in  conformity  with:  (A) the
     Trust's Agreement and Declaration of Trust (the "Declaration of Trust") and
     By-Laws; (B) the Prospectus; (C) the policies and procedures for compliance by the Trust with the Federal  Securities  Laws (as that term is defined in
     Rule 38a-1 under the 1940 Act) provided to the Sub-Advisor  (together,  the
     "Trust  Compliance  Procedures");  and (D) the  instructions and directions received in writing from the Advisor or the Trustees of the Trust; and (ii)
     use reasonable  efforts to conform to and comply with the  requirements  of the 1940 Act, the Advisers  Act, and all other  federal laws  applicable to registered  investment  companies'  and  Sub-Advisors'  duties  under  this
     Agreement.  The Advisor will provide the Sub-Advisor  with any materials or information  that the  Sub-Advisor  may reasonably  request to enable it to perform its duties and obligations under this Agreement.

          The Advisor  will  provide the  Sub-Advisor  with  reasonable  advance notice, in writing,  of: (i) any change in a Fund's investment  objectives, policies and  restrictions as stated in the Prospectus;  (ii) any change to the Trust's Declaration of Trust or By-Laws;  and (iii) any material change in the Trust Compliance Procedures; and the Sub-Advisor, in the performance of its  duties  and  obligations  under this  Agreement,  shall  manage the
     Sub-Advisor Assets consistently with such changes, provided the Sub-Advisor has received  such prior notice of the  effectiveness  of such changes from the Trust or the  Advisor.  In addition to such notice,  the Advisor  shall provide to the  Sub-Advisor a copy of a modified  Prospectus  and copies of the revised Trust  Compliance  Procedures,  as applicable,  reflecting such changes.  The  Sub-Advisor  hereby  agrees to provide  to the  Advisor in a timely manner, in writing, such information relating to the Sub-Advisor and its  relationship  to, and  actions  for, a Fund as may be  required  to be contained in the

     Prospectus  or  in  the  Trust's   registration   statement  on  Form  N-1A
     ("Registration  Statement"),  or otherwise as  reasonably  requested by the
     Advisor.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act,  the  Sub-Advisor  shall  provide to the Trust CCO:  (i) upon
     appropriate   notice  to  the   Sub-Advisor,   reasonable   access  to  the
     Sub-Advisor's  chief compliance officer (the "Sub-Advisor  CCO"), as may be reasonably  requested by the Trust CCO; (ii) quarterly  reports  confirming that the Sub-Advisor has complied with the Trust  Compliance  Procedures in managing the Sub-Advisor  Assets; and (iii) quarterly  certifications  that there were no Material  Compliance Matters (as that term is defined by Rule
     38a-1(e)(2)) that arose under the Trust Compliance  Procedures that related to the Sub-Advisor's management of the Sub-Advisor Assets.

          (c) Sub-Advisor Compliance Policies and Procedures.  (i) The Trust and
     the Advisor  acknowledge  that the Sub-Advisor is not the compliance  agent for any Series or for the Trust or the Advisor, and does not have access to all of  each  Series'  books  and  records  necessary  to  perform  certain compliance  testing.  To the  extent  that the  Sub-Advisor  has  agreed to perform the services  specified in Section 2 in accordance with the Trust's
     Registration  Statement and other applicable  documentation  (collectively,
     the  "Charter  Requirements"),   and  in  accordance  with  applicable  law
     (including  Subchapters M and L of the Code,  the 1940 Act and the Advisers
     Act ("Applicable  Law")), the Sub-Advisor shall perform such services based upon its books and records with respect to each  Series,  which  comprise a portion of each Series' books and records, and upon information and written
     instructions   received  from  the  Trust,   the  Advisor  or  the  Trust's
     administrator,  and shall not be held  responsible  under this Agreement so long as it performs such services in accordance  with this  Agreement,  the
     Charter  Requirements  and Applicable Law based upon such books and records and such information and  instructions  provided by the Trust, the Advisor, or the  Trust's  administrator.  The  Advisor  shall  promptly  provide the
     Sub-Advisor  with copies of the Charter  Requirements  any written policies and  procedures  adopted by the Trust's Board  applicable to the Series and any amendments or revisions thereto.

          (ii)  The  Advisor  agrees  that  it  shall  immediately   notify  the
     Sub-Advisor  (A) in the event that the SEC has  censured the Advisor or the
     Trust;  placed limitations upon either of their activities,  functions,  or
     operations;   suspended  or  revoked  the  Advisor's   registration  as  an
     investment adviser;  or has commenced  proceedings or an investigation that may result in any of these actions,  (B) upon having a reasonable basis for believing  that the Series has ceased to qualify or might not  qualify as a regulated  investment  company under  Subchapter M of the Code, or (C) upon having a  reasonable  basis for  believing  that the  Series  has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations thereunder.

          The Sub-Advisor  shall promptly  provide the Trust CCO with copies of:
     (i)  the  Sub-Advisor's  policies  and  procedures  for  compliance  by the
     Sub-Advisor  with the Federal  Securities Laws (together,  the "Sub-Advisor
     Compliance  Procedures"),  and (ii) any material changes to the Sub-Advisor
     Compliance Procedures. The Sub-Advisor shall

     cooperate  fully  with the Trust CCO so as to  facilitate  the Trust  CCO's performance of the Trust CCO's responsibilities under Rule 38a-1 to review, evaluate  and report to the Trust's  Board of Trustees on the  operation of the  Sub-Advisor  Compliance  Procedures,  and shall promptly report to the
     Trust CCO any Material  Compliance  Matter  arising  under the  Sub-Advisor
     Compliance  Procedures  involving the Sub-Advisor  Assets.  The Sub-Advisor shall  provide to the Trust  CCO:  (i)  quarterly  reports  confirming  the
     Sub-Advisor's  compliance  with the  Sub-Advisor  Compliance  Procedures in managing the Sub-Advisor Assets, and (ii) certifications that there were no
     Material  Compliance Matters involving the Sub-Advisor that arose under the
     Sub-Advisor  Compliance Procedures that affected the Sub-Advisor Assets. At least annually,  the Sub-Advisor shall upon request provide a certification to the Trust CCO to the effect  that the  Sub-Advisor  has in place and has implemented  policies and procedures that are reasonably designed to ensure compliance by the Sub-Advisor with the Federal Securities Laws.

          (d) Voting of Proxies.  Unless otherwise  instructed by the Advisor or
     the  Trust,   the  Sub-Advisor   shall  have  the  power,   discretion  and
     responsibility  to vote,  either in person or by proxy,  all  securities in which the  Sub-Advisor  Assets may be invested from time to time, and shall not be required to seek instructions from the Advisor, the Trust or a Fund.
     The  Sub-Advisor  shall also  provide its Proxy  Voting  Policy (the "Proxy
     Policy"),  and, if requested by the Advisor, a summary of such Proxy Policy suitable for including in the Prospectus, and will provide the Advisor with any material  amendment to the Proxy Policy within a reasonable  time after such amendment has taken effect. If both the Sub-Advisor and another person managing  assets  of a  Fund  have  invested  in  the  same  security,  the
     Sub-Advisor  and such other entity will each have the power to vote its pro rata share of the security.

          (e) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other  documents as the
     Sub-Advisor  shall be requested  by brokers,  dealers,  counterparties  and other persons in connection with its management of the Sub-Advisor  Assets, provided that, the Sub-Advisor's  actions in executing such documents shall comply with  federal  regulations,  all other  federal laws  applicable  to
     registered   investment   companies  and  the   Sub-Advisor's   duties  and
     obligations  under this Agreement and the Trust's governing  documents.  In rendering the services required under this Agreement,  the Sub-Advisor may, from time to time,  employ or  associate  with  itself such  affiliated  or unaffiliated  person or persons as it  believes  necessary  to assist it in carrying out its  obligations  under this  Agreement.  Notwithstanding  the foregoing,  in all such cases, the Sub-Advisor  shall remain liable for the performance  of the  services  and  the  carrying  out  of its  obligations hereunder.

          (f)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant to the
     Sub-Advisor's investment  determinations for a Fund either directly with an issuer or with any broker or dealer selected by the  Sub-Advisor,  pursuant to this  paragraph.  In  executing  portfolio  transactions  and  selecting brokers or dealers,  the Sub-Advisor  will use its best efforts to seek, on behalf of a Fund, the best overall  execution  available.  In assessing the best overall terms available for any  transaction,  the  Sub-Advisor  shall consider all factors

     that  it  deems  relevant,  including  the  breadth  of the  market  in the security,  the price of the security, the financial condition and execution capability  of  the  broker  or  dealer,  and  the  reasonableness  of  the commission,  if any, both for the specific  transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular  transaction,  the Sub-Advisor may also  consider  the  brokerage  and  research  services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended
     (the "1934 Act"))  provided to a Fund and/or other  accounts over which the
     Sub-Advisor  may  exercise  investment   discretion.   The  Sub-Advisor  is
     authorized  to pay to a broker or dealer who provides  such  brokerage  and research  services a commission for executing a portfolio  transaction  for any of the  Funds  that is in excess of the  amount of  commission  another broker or dealer would have charged for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research  services provided  by such  broker or  dealer,  viewed  in terms of that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a Fund. Such  authorization is subject to termination at any time by the
     Board of Trustees of the Trust for any reason. In addition, the Sub-Advisor is authorized to allocate purchase and sale orders for portfolio securities
     to  brokers  or  dealers  that  are  affiliated   with  the  Advisor,   the
     Sub-Advisor,  the Trust's principal underwriter,  or other sub-advisors (if applicable) if the Sub-Advisor believes that the quality of the transaction and  the  commission  are  comparable  to what  they  would  be with  other qualified firms, and provided that the transactions are consistent with the
     Trust's Rule 17e-1 and Rule 10f-3 procedures. The Advisor will identify all brokers and dealers affiliated with the Trust, the Advisor, and the Trust's principal  underwriter  (and the other  Sub-Advisors  of the  Fund,  to the extent such  information  is necessary for the  Sub-Advisor  to comply with applicable  federal  securities laws), other than those whose sole business
     is  the  distribution  of  mutual  fund  shares,   who  effect   securities
     transactions for customers. The Advisor shall immediately furnish a written notice to the  Sub-Advisor  if the  information  so  provided  is no longer accurate.

          In  connection  with its  management  of the  Sub-Advisor  Assets  and consistent  with its  fiduciary  obligation to the  Sub-Advisor  Assets and other clients, the Sub-Advisor,  to the extent permitted by applicable laws and  regulations,  may, but shall be under no obligation to,  aggregate the securities or futures  contracts to be sold or purchased in order to obtain the most  favorable  price or lower  brokerage  commissions  and  efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses  incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor  considers to be,  over  time,  the most  equitable  and  consistent  with its  fiduciary obligations to the Sub-Advisor's Assets and to such other clients.

          On  occasions  when the  Sub-Advisor  deems the  purchase or sale of a security or other  instrument  to be in the best  interest of a Series,  as well as of other  investment  advisory clients of the Sub-Advisor or any of its affiliates,  the Sub-Advisor may, to the extent permitted by applicable laws  and  regulations,  but  shall  not be  obligated  to,  aggregate  the securities to be so sold or purchased with those of its other clients where such  aggregation  is not  inconsistent  with the policies set forth in the
     Registration  Statement.  In such event,  allocation  of the  securities so purchased  or sold,  as well as the

     expenses incurred in the transaction,  will be made by the Sub-Advisor in a manner that is fair and equitable in the judgment of the Sub-Advisor in the exercise  of its  fiduciary  obligations  to the  Trust  and to such  other clients  and  subject  to the  Sub-Advisor's  General  Principals  on Trade
     Allocation in the  Sub-Advisor's  Compliance  Policies and Procedures dated
     March 2008, as such procedures may be modified by Sub-Advisor  from time to time at its sole discretion.

          (g) Securities Transactions.  In no instance will any Fund's portfolio securities be purchased from or sold to the Advisor,  the Sub-Advisor,  the
     Trust's  principal  underwriter,  or any affiliated  person the Trust,  the
     Advisor,  the Sub-Advisor or the Trust's principal  underwriter,  acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

          The Sub-Advisor  acknowledges  that the Advisor and the Trust may rely on Rule 17a-7,  Rule 17a-10,  Rule 10f-3,  Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  sub-advisor  to the Fund with  respect to  transactions  in securities for the  Sub-Advisor  Assets or any other  transactions  of Fund assets.

          The  Sub-Advisor is authorized to engage in  transactions in which the
     Sub-Advisor, or an affiliate of the Sub-Advisor,  acts as a broker for both the  Fund  and for  another  party  on the  other  side of the  transaction
     ("agency cross transactions"). The Sub-Advisor shall effect any such agency cross  transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other  applicable  provisions  of the federal  securities  laws and shall  provide the Advisor with  periodic  reports  describing  such agency cross transactions.  By execution of this Agreement, the Advisor authorizes the  Sub-Advisor or its affiliates to engage in agency cross  transactions, as  described  above.  The  Advisor  may revoke its  consent at any time by providing at least 30 days' prior written notice to the Sub-Advisor.

          The  Sub-Advisor  will prevent the  disclosure by it, its employees or its agents of the Trust's portfolio  holdings to any person or entity other than  the  Advisor,  the  Trust's  custodian,  or other  persons  expressly designated by the Advisor or the Sub-Advisor.

          (h) Code of Ethics.  The  Sub-Advisor  hereby  represents  that it has adopted  policies  and  procedures  and a code  of  ethics  that  meet  the requirements  of Rule 17j-1  under the 1940 Act and Rule  204A-1  under the
     Advisers Act. Copies of such policies and procedures and code of ethics and any changes or supplements thereto shall, upon request, be delivered to the
     Advisor and the Trust,  and any material  violation of such  policies,  and procedures  and  code  of  ethics  by  personnel  of the  Sub-Advisor,  the sanctions  imposed in response  thereto,  and any issues arising under such policies,  and  procedures  and code of  ethics  shall be  reported  to the
     Advisor and the Trust at the times and in the format  reasonably  requested by the Advisor and the Board of Trustees.

          (i)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be

     maintained and preserved  pursuant to the provisions of Rule 31a-1 and Rule
     31a-2 promulgated under the 1940 Act that are prepared or maintained by the
     Sub-Advisor  on behalf of the Trust are the  property of the Trust and will be surrendered  promptly to the Trust upon request although the Sub-Advisor may,  at its own  expense,  make  and  retain  a copy of such  records  for archival  purposes  only;  provided  that such records  shall be treated as
     "Confidential Information" as defined in, and subject to the provisions of,
     Section 13 of this Agreement.  The  Sub-Advisor  further agrees to preserve for the  periods  prescribed  in Rule 31a-2  under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

          (j) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the  Trust  may  reasonably  request.  The
     Sub-Advisor   will   provide  the  Advisor  with   information   (including
     information  that is  required  to be  disclosed  in the  Prospectus)  with respect to the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the ownership or management of the  Sub-Advisor,  or of material changes in the control of the  Sub-Advisor.  The Sub-Advisor  will promptly notify  the  Advisor of any  pending  investigation,  material  litigation, administrative proceeding or any other significant regulatory inquiry. Upon reasonable  request,  the Sub-Advisor  will make available its officers and employees  to meet  with  the  Trust's  Board of  Trustees  to  review  the
     Sub-Advisor Assets.

          (k)  Valuation  of  Sub-Advisor  Assets.  The  Sub-Advisor  agrees  to provide,  upon request,  reasonable  assistance to the Advisor, the Trust's valuation  committee and the Fund's pricing agent in making  determinations of the fair value of the Fund's portfolio securities in accordance with the
     Trust's  valuation  procedures.  With respect to any security or instrument held  both  by  the  Fund  and by  another  registered  investment  company sponsored by the  Sub-Advisor  ("GS  Proprietary  Fund"),  the  Sub-Advisor
     further agrees to: (i) to immediately notify the Advisor if the Sub-Advisor believes that market  quotations  for such  security or instrument  are not readily  available or the market price does not reflect the  security's  or instrument's  fair value;  and (ii) provide the Advisor that value assigned to such security or instrument  within such GS  Proprietary  Fund,  and the basis  for the  decision,  pursuant  to the  Sub-Advisor's  procedures  for determining  the fair value of a security or  instrument.  With  respect to securities or instruments that are not also held by a GS Proprietary  Fund, the Sub-Advisor  agrees to (i) the above to the extent that Sub-Advisor has actual  knowledge of a valuation  situation of the type described  therein.
     Notwithstanding the foregoing, the Sub-Advisor shall not be responsible for any valuation determinations made with respect to the Fund.

          Pursuant to the provisions of this  Agreement,  the  Sub-Advisor  also will provide such  information  or perform such  additional  acts as may be reasonably  required  for a Fund  or  the  Advisor  to  comply  with  their respective obligations under applicable federal securities laws, including, without  limitation,  the 1940 Act,  the  Advisers  Act,  the 1934

     Act, the Securities Act of 1933, as amended (the "Securities Act"), and any rule or regulation thereunder.

          (l) Custody Arrangements. The Sub-Advisor, on each business day, shall provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (m) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Sub-Advisor  will  provide  the Trust  with  historical performance  information on similarly managed  investment  companies or for other  accounts  to be included  in the  Prospectus  or for any other uses;
     provided that any use, including disclosure in the Prospectus,  may only be as  permitted  by  applicable  law  or  regulation  as  determined  by  the
     Sub-Advisor in its reasonable discretion.

          (n) Regulatory  Examinations.  The Sub-Advisor will cooperate promptly and fully with the Advisor and/or the Trust in responding to any regulatory or compliance  examinations or inspections (including information requests)
     relating to the Trust,  the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction  (including,  but not limited to, the SEC).

          Subject to the foregoing,  the Sub-Advisor shall treat as confidential all  information  pertaining  to the Trust and  actions of the  Trust,  the
     Advisor and the  Sub-Advisor,  and the Advisor shall treat as  confidential and use only in connection with the Series all information furnished to the
     Trust or the  Advisor by the  Sub-Advisor,  in  connection  with its duties under the  Agreement  except  that the  aforesaid  information  need not be treated as confidential  if required to be disclosed under  applicable law, if generally available to the public through means other than by disclosure by the Sub-Advisor or the Advisor, or if available from a source other than the Advisor, Sub-Advisor or the Trust.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  the Sub-Advisor  will pay all  expenses  incurred  by it in  connection  with its  activities  under  this
Agreement, other than the costs of securities, commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise disposed of, for a Fund.
The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this  Agreement.  The Trust or the Advisor,  as the case may be,  shall  reimburse  the  Sub-Advisor  for any  expenses as may be  reasonably incurred  by the  Sub-Advisor,  at the request of and on behalf of a Fund or the
Advisor.  The  Sub-Advisor  shall keep and  supply to the Trust and the  Advisor reasonable  records of all such  expenses.  The  Advisor  or the Trust  shall be responsible for all the expenses of the Trust's  operations  including,  but not limited to:

          (a)  Expenses  of  all  audits  by  the  Trust's   independent  public
     accountants;

          (b)  Expenses  of the  Series'  transfer  agent,  registrar,  dividend disbursing agent, and shareholder recordkeeping services;

          (c) Expenses of the Series' custodial services including recordkeeping services provided by the custodian;

          (d) Expenses of obtaining quotations for calculating the value of each
     Series' net assets;

          (e) Expenses of obtaining  Portfolio  Activity Reports and Analyses of
     International Management Reports (as appropriate) for each Series;

          (f) Expenses of maintaining the Trust's tax records;

          (g) Salaries and other  compensation  of any of the Trust's  executive
     officers  and  employees,   if  any,  who  are  not  officers,   directors,
     stockholders,  or  employees  of the  Sub-Advisor  or an  affiliate  of the
     Sub-Advisor;

          (h) Taxes levied against the Trust;

          (i) Brokerage fees and commissions,  transfer fees, registration fees, taxes and similar  liabilities  and costs  properly  payable or incurred in connection  with the  purchase  and sale of  portfolio  securities  for the
     Series;

          (j) Costs, including the interest expense, of borrowing money;

          (k)  Costs   and/or   fees   incident   to  meetings  of  the  Trust's
     shareholders,  the  preparation,  printing and mailings of prospectuses and reports  of the  Trust to its  shareholders,  the  filing of  reports  with regulatory  bodies,  the  maintenance  of the  Trust's  existence,  and the regulation  of shares  with  federal  and  state  securities  or  insurance authorities;

          (l) The Trust's  legal fees,  including  the legal fees related to the registration and continued qualification of the Trust's shares for sale;

          (m)  Trustees'  fees and  expenses to trustees  who are not  officers, employees, or stockholders of the Sub-Advisor or any affiliate thereof;

          (n) The  Trust's pro rata  portion of the  fidelity  bond  required by
     Section 17(g) of the 1940 Act, or other insurance premiums;

          (o) Association membership dues;

          (p) Unless otherwise stated in the agreement,  extraordinary  expenses of the Trust as may arise  including  expenses  incurred in connection with litigation, proceedings, and other claims, and the legal obligations of the
     Trust  to  indemnify  its  Trustees,  officers,  employees,   shareholders,
     distributors, and agents with respect thereto; and

          (q) Organizational and offering expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be  computed  and accrued  daily and payable in arrears no later than the seventh  (7th)  business day following the end of each quarter,  from the Trust on behalf of the Fund(s), calculated  at an annual  rate based on the daily net assets of the  Sub-Advisor
Assets.

     If this Agreement is terminated  prior to the end of any calendar  quarter, the fee shall be prorated for the portion of any quarter in which this Agreement is in effect  according  to the  proportion  which the number of calendar  days, during which this  Agreement is in effect,  bears to the number of calendar days in the  quarter,  and shall be  payable  within  ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  adviser under the
     Advisers Act;

          (b) The  Sub-Advisor  is a limited  partnership,  duly  organized  and validly  existing  under  the laws of New  York,  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all  necessary  action  on the part of its  Board and no action by or in respect of, or filing with, any  governmental  body,  agency or official is required on the part of the  Sub-Advisor  for the  execution,  delivery and performance  by the  Sub-Advisor  of this  Agreement,  and  the

                                       10

     execution, delivery and performance by the Sub-Advisor of this Agreement do not  contravene  or  constitute  a  default  under  (i)  any  provision  of applicable  law,  rule or  regulation;  (ii)  the  Sub-Advisor's  governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor
     (a copy of which has been  provided to the  Advisor) is a true and complete copy of the  form  as  currently  filed  with  the SEC and the  information contained  therein is accurate and  complete in all  material  respects and does not omit to state any  material  fact  necessary  in order to make the statements made, in light of the  circumstances  under which they are made, not misleading.  The Sub-Advisor  will promptly provide the Advisor and the
     Trust with a complete copy of all subsequent amendments to its Form ADV, to the extent required by applicable law or regulation.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Advisor for the execution, delivery and  performance  by the  Advisor  of this  Agreement,  and the  execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or
     regulation;   (ii)  the  Advisor's  governing  instruments;  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's Form ADV prior to the execution of this Agreement;

          (e) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement; and

          (f) The Advisor and the Trust have policies and procedures designed to detect and deter disruptive trading  practices,  including "market timing,"
     and the Advisor and the Trust each agree that they will continue to enforce and abide by such  policies and  procedures,  as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Funds generally.

          During the term of this Agreement,  the Trust and the Advisor agree to furnish to the  Sub-Advisor  at its principal  offices prior to use thereof copies of all Registration

                                       11

     Statements and amendments thereto, prospectuses,  proxy statements, reports
     to  shareholders,   sales   literature  or  other  material   prepared  for
     distribution  to  shareholders  of the Trust or any Series or to the public that refer or relate in any way to the Sub-Advisor or any of its affiliates
     (other than the Advisor),  or that use any  derivative of the name "Goldman
     Sachs Asset Management, L.P.," or logos associated therewith. The Trust and the  Advisor  agree that they will not use any such  material  without  the prior consent of the  Sub-Advisor,  which consent shall not be unreasonably withheld. In the event of the termination of this Agreement,  the Trust and the  Advisor  will  furnish  to  the  Sub-Advisor  copies  of  any  of  the
     above-mentioned   materials  that  refer  or  relate  in  any  way  to  the
     Sub-Advisor;

          The  Trust  and the  Advisor  will  furnish  to the  Sub-Advisor  such information relating to either of them or the business affairs of the Trust as the Sub-Advisor  shall from time to time reasonably  request in order to discharge its obligations hereunder;

          The Advisor and the Trust agree that  neither the Trust,  the Advisor, nor  affiliated  persons  of  the  Trust  or the  Advisor  shall  give  any information or make any  representations  or statements in connection  with the sale of shares of the Series  concerning the  Sub-Advisor or the Series other than the information or representations contained in the Registration
     Statement,  prospectus,  or statement  of  additional  information  for the
     Trust,  as they may be  amended  or  supplemented  from  time to time,  and reviewed  and  agreed  to by  the  Sub-Advisor,  or  in  reports  or  proxy statements  for the  Trust,  or in sales  literature  or other  promotional material  approved  in advance by the  Sub-Advisor,  except  with the prior permission of the Sub-Advisor.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8 of this Agreement,  respectively, shall survive for the duration of this Agreement.

     10. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or  negligence in the  performance  of its duties,  or by reason of reckless  disregard of its  obligations and duties hereunder,  except  as  may  otherwise  be  provided  under  provisions  of applicable  state law that  cannot be waived or modified  hereby.  Under no circumstances  shall the  Sub-Advisor be liable for any loss arising out of any act or omission taken by another sub-advisor, or any other third party, in  respect  of any  portion  of the  Trust's  assets  not  managed  by the
     Sub-Advisor pursuant to this Agreement. Under no circumstances shall either party hereto be liable to the other for special,  punitive or consequential damages,  arising  under or in  connection  with  this  Agreement,  even if previously informed of the possibility of such damages.

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons (the  "Sub-Advisor

                                       12

     Indemnified Persons") for any liability and expenses,  including reasonable attorneys'  fees,  which  the  Advisor,  the  Trust  or a  Fund  and  their respective  affiliates and  controlling  persons may sustain as a result of the Sub-Advisor's willful misfeasance,  bad faith, negligence,  or reckless disregard of its duties hereunder;  provided, however, that the Sub-Advisor
     Indemnified  Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the  Advisor's  willful  misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons (the "Advisor  Indemnified  Persons") for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in  connection  with,  the  Advisor's  breach of this  Agreement  or its representations  and  warranties  herein  or as a result  of the  Advisor's willful  misfeasance,  bad faith,  negligence,  reckless  disregard  of its duties hereunder or violation of applicable law;  provided,  however,  that the Advisor  Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance,  bad faith,  negligence,  or reckless  disregard of its duties hereunder.

     11. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect from the date of execution (the "Effective  Date"),  until two years from the Effective Date, and  thereafter,  for periods of one year, so long as such continuance  thereafter is specifically  approved at least annually
     (i) by the vote of a majority  of those  Trustees  of the Trust who are not interested  persons  of any  party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval,  and (ii) by the
     Trustees  of the  Trust,  or by the vote of a majority  of the  outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of the  Trustees of the Trust,  the vote of a majority  of the  outstanding voting  securities of the Fund, or the Advisor,  or (ii) the Sub-Advisor on
     not less than 90 days  written  notice to the Advisor  and the Trust.  This
     Agreement  may also be  terminated  as to any Fund at any time by any party hereto immediately upon written notice to the other parties in the event of a breach of any provision to this Agreement by any of the parties.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule, exemptive order issued by the SEC, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed  change in control of the  Sub-Advisor  that would act to terminate this Agreement, if a vote of shareholders to approve continuation  of this  Agreement  is at that time  deemed by counsel

                                       13

     to the  Trust to be  required  by the  1940  Act or any rule or  regulation
     thereunder,   the  Sub-Advisor   agrees  to  assume  all  reasonable  costs
     associated with soliciting  shareholders of the appropriate  Fund(s) of the
     Trust to approve continuation of this Agreement.  Such expenses include the costs of preparation  and mailing of a proxy  statement,  and of soliciting proxies.  In  the  event  that  such  proposed  change  in  control  of the
     Sub-Advisor  shall occur following  either:  (i) receipt by the Advisor and the  Trust of an  exemptive  order  issued by the SEC with  respect  to the appointment  of  sub-advisors  absent  shareholder  approval,  or (ii)  the adoption of proposed Rule 15a-5 under the 1940 Act, the Sub-Advisor  agrees to  assume  all  reasonable  costs  and  expenses  (including  the costs of mailing)  associated with the  preparation of a statement,  required by the exemptive  order or Rule 15a-5,  containing all  information  that would be included in a proxy statement (an "Information Statement"). In addition, if the  Sub-Advisor  shall  resign,  the  Sub-Advisor  agrees  to  assume  all reasonable costs and expenses  (including the costs of mailing)  associated with  the  preparation  of an  Information  Statement;  provided  that  the
     Sub-Advisor  shall not be  responsible  for the amount of such costs  under this section 11(b) in excess of $25,000.  Notwithstanding the foregoing, if in its sole reasonable judgment, the Sub-Advisor determines that continuing to serve in its role as Sub-Advisor  under this Agreement will expose it to unwanted  reputational,  regulatory,  financial  or other  risks,  then the
     Sub-Advisor  will not assume the costs or expenses  (including the costs of mailing)  associated in any way with the  preparation or distribution of an
     Information Statement.

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such approval is required by applicable law, and unless  otherwise permitted  pursuant to exemptive relief granted by the SEC or No Action position granted  by the  SEC or  its  staff,  by a vote  of  the  majority  of a  Fund's outstanding securities.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

                                       14

     14. Use of  Sub-Advisor's  Name. It is understood  that the names  "Goldman
Sachs Asset Management, L.P." or any derivative thereof or logos associated with those names are the valuable  property of the Sub-Advisor and its affiliates and that the  Trust  and/or  the  Series  have  the  right  to use  such  names  (or derivatives  or logos) in offering  materials  of the Trust with the approval of the Sub-Advisor and for so long as the Sub-Advisor is a sub-Advisor to the Trust and/or the Series.  Upon  termination of this Agreement  between the Trust,  the
Advisor, and the Sub-Advisor,  the Trust shall as soon as is reasonably possible cease to use such names (or derivatives or logos).

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

          (a)      If to the Advisor:

                   Mercer Global Investments, Inc.
                   1166 Avenue of the Americas
                   New York, NY  10036
                   Attention:  Chief Counsel

          (b)      If to the Sub-Advisor:

                   Goldman, Sachs & Co.
                   32 Old Slip 32nd Floor
                   New York, NY 10005
                   Attention:  Scott Kilgallen

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of New York without  regard to conflict of law  principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and

                                       15

"assignment" shall have their respective  meanings as set forth in the 1940 Act, subject,  however, to such exemptions as may be granted by the SEC, and the term
"Fund" or  "Funds"  shall  refer to those  Fund(s)  for  which  the  Sub-Advisor provides  investment  management services and as are listed on Exhibit A to this
Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first written above.

ADVISOR
MERCER GLOBAL INVESTMENTS, INC.

By:  /s/ Ravi Venkataraman
         Ravi Venkataraman
         President

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:  /s/ Scott Kilgallen
         Scott Kilgallen
         Managing Director

                                       16

                                                                       EXHIBIT A

                             SUB-ADVISORY AGREEMENT

                     BETWEEN MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                               GOLDMAN SACHS & CO.

                                  July 1, 2008

                     MGI US Small/Mid Cap Growth Equity Fund

FEE SCHEDULE

ASSETS                                                    COMPENSATION

On the first $100 million                                     0.70%
Assets over $100 million                                      0.65%

Computation

As soon as practicable after the end of each calendar  quarter,  the Sub-Advisor shall send to the Advisor a calculation (the "Calculation") in reasonable detail of the fee for the  calendar  quarter  then ended as of the close of business on the last day of such calendar quarter. The Advisor may approve or disapprove the
Calculation within ten (10) business days of its receipt.  In the event that the
Calculation  has been  accurately  prepared in accordance with the terms of this
Agreement,  the Advisor shall pay the fee to the Sub-Advisor.  In the event of a dispute  between the parties  regarding the accuracy of the  Calculation,  it is hereby  agreed  that all  discussions  in  resolution  of such  dispute  will be conducted promptly and in good faith.

The  foregoing  fee shall be accrued  for each  calendar  day and the sum of the daily fee  accruals  shall be paid  quarterly  in arrears by the  Advisor to the
Sub-Advisor  as described  herein.  The daily fee  accruals  will be computed by multiplying  the fraction of one over the number of calendar days in the year by the applicable  annual rate set forth in the schedule above and multiplying this product  by the  net  assets  of  the  Sub-Advisors  Assets,  as  determined  in accordance  with the  Prospectus  as of the close of  business  on the  previous business  day on which the Trust was open for  business.  If this  Agreement  is terminated prior to the end of any calendar  quarter,  the fee shall be prorated for the portion of any quarter in which this Agreement is in effect according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the quarter.

                                       17